SUBSCRIPTION AGREEMENT

Mr. Charles D. DeJong
Televar Northwest, Inc.
215 Yakima Street
Wenatchee, WA  98801

     Re:  Offering of Common Stock

Dear Charlie:

     In connection with the offer and proposed issuance (the "Offering") by Televar Northwest, Inc., a Washington corporation (the "Company"), of up to 30,000 shares of Common Stock ("Shares") at $1.00 per share, the undersigned prospective investor (the "Investor") and the Company hereby agree as follows:

     1. Subscription. The Investor hereby subscribes for and agrees to purchase the number of Shares set forth on the signature page of this Subscription Agreement (the "Agreement") at a price of $1.00 per Share, subject to the following conditions and understandings:

          a. Acceptance or Rejection. The Company, in its sole discretion and for any reason, may accept or reject this subscription, in whole or in part.

          b. Closing. The closing of the transaction contemplated by this Agreement is expected to take place within three (3) business days of the date of this Agreement ("Closing"). On or before the Closing the Investor will deliver to the Company a certified or cashier's or bank check for the total price of the Shares subscribed for. At Closing the Company will deliver to the Investor the certificate(s) representing the Shares in the name of the Investor.

     2. Representations and Warranties. The Investor makes the acknowledgments, representations and warranties set forth in this Section 2 with the intent that they will be relied upon in determining the Investor's suitability as a purchaser of Shares. If the Investor includes or consists of more than one person or entity, the obligations of the Investor shall be joint and several and the acknowledgments, representations and warranties herein shall be deemed to be made by and be binding upon each such person or entity and the respective heirs, executors, administrators, successors and assigns.

          a. No Regulatory Review. The Investor acknowledges and understands that this is a limited offering being made solely to the Investor and that no federal, state or other agency has made any finding or determination as to the fairness of the investment nor made any recommendation or endorsement of the Shares.

          b. Ability to Evaluate. The Investor, by reason of the Investor's knowledge and experience in financial and business matters is capable of evaluating the risks and merits of an investment in the Shares. The Investor recognizes that the Shares are speculative and that investment in the Shares involves a high degree of risk. The Investor is prepared to bear the economic risk of an investment in the Shares and is able to withstand a total loss of the Investor's investment in the Shares.

          c. Investment Intent. The Investor acknowledges that the purchase of Shares hereunder is being made for the Investor's own account, for investment purposes only and not with the present intention of distributing or reselling the Shares in whole or in part. The Investor further understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws by reason of specific exemptions therefrom, which depend upon, among other things, the accuracy of the Investor's representations as expressed in this Agreement. The Investor acknowledges that transfer of the Shares is restricted under the Act and under applicable state securities laws. The Investor further acknowledges that it is his or her responsibility to consult with his or her counsel regarding the restrictions on resale of the Shares prior to any resale thereof. Notwithstanding the foregoing, in the event the Company registers all or any part of its common capital stock for sale to the general public, the Investor shall have piggyback registration rights with respect to a portion of the Shares. In particular, the Company shall register 50% of the Shares purchased hereunder, which Shares shall thereafter be freely tradable upon the effective date of the Registration Statement filed with the Securities and Exchange Commission. The balance of the Shares shall be subject to restrictions upon sale in accordance with state and federal securities laws.

          d. Investment Information. The Investor has received and read the disclosure materials dated April 1996, consisting of the Business Plan and Financial Statements (collectively, the "Memorandum"), prior to the execution of this Agreement. The Investor will rely solely upon the Memorandum and independent investigations made by the Investor in making a decision to purchase the Shares. In particular, and without limiting the generality of the foregoing, the Investor has not relied on, and the Investor's decision to subscribe for Shares has not been influenced by: (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes; or (iii) any other written or oral statement of the Company or persons purporting to represent the Company, except the Memorandum or oral statements of management of the Company furnished or communicated to the Investor in connection with the Offering. The Investor has had the opportunity to discuss all aspects of this transaction with management of the Company, has made or has had the opportunity to make such inspection of the books and records of the Company as the Investor has deemed necessary in connection with this investment, and any questions asked have been answered to the satisfaction of the Investor; however, no written representations apart from the Memorandum have been made to the Investor.

          e. Confidentiality. The Investor understands that the Memorandum is confidential. The Investor has not distributed the Memorandum, or divulged the contents thereof, to anyone other than such legal or financial advisors as the Investor has deemed necessary for purposes of evaluating an investment in the Shares and no one (except such advisors) has used the Memorandum, and the Investor has not made any copies thereof.

          f. Authorization and Formation of Subscriber. The Investor, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold Shares and such entity has not been formed for the specific purpose of acquiring Shares in the Offering. If the Investor is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company.

     3. Survival. The representations and warranties contained in Section 2 herein will survive the Closing.

     4. Reliance on Representations and Warranties; Indemnity. The Investor understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of the Shares to the Investor is in compliance with federal and applicable state securities laws. The Investor hereby agrees to indemnify and hold the Company and its officers, directors, agents, employees and affiliates harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) incurred on account of or arising out of: (a) any inaccuracy in the Investor's acknowledgments, representations and warranties set forth in this Agreement; (b) the disposition of any of the Shares which the Investor will receive, contrary to the Investor's acknowledgments, representations and warranties in this Agreement; (c) any suit or proceeding based upon the claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or its affiliates or the disposition of all or any part of the Investor's Shares; and (d) the Investor's failure to fulfill any or all of the Investor's obligations herein.

     5. Updating Information. All of the information set forth herein with respect to the Investor, including, without limitation, all of the acknowledgments, representations and warranties set forth herein, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

     6. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company, to: Televar Northwest, Inc., 215 Yakima Street, Wenatchee, Washington 98801, Attn: Mr. Mark Hamilton, President; if to the Investor, at the address set forth following the Investor's signature to this Agreement, or to such other address as either the Company or the Investor shall designate to the other by notice in writing.

     7. Successors; Amendment. This Agreement inures to the benefit of and is binding upon the parties to this Agreement and their heirs, executors, administrators, successors and permitted assigns. This Agreement may be amended, modified or terminated only by an agreement in writing, signed by the parties to be charged by such amendment, modification or termination.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

     9. Signatures. The Investor declares under penalty of perjury that the statements, acknowledgments, representations and warranties contained herein are true, correct and complete and that this Agreement was executed at: Wenatchee, Washington.

Number of Shares:    30,000
                 --------------

Total purchase price:   $30,000.00
                     ---------------

Make all certified or bank checks payable to "Televar Northwest, Inc."

Exact name(s) in which ownership
of Shares is to be registered:  Garry R. Arseneault
                              -------------------------------------------------

Address:  509 19th St. NE
        -----------------------------------------------------------------------

City, State, Zip Code:   E. Wenatchee, WA 98802
                      ---------------------------------------------------------

Subscriber                         Joint Subscriber: (if necessary)
----------                         --------------------------------

     Garry R. Arseneault
------------------------------     ---------------------------------
       (Print Name)                           (Print Name)

           /s/
------------------------------     ---------------------------------
      (Signature)                             (Signature)

------------------------------     ---------------------------------
       (Title)                                  (Title)

Date: May 10, 1996                 Date:
     -------------------------          ----------------------------

RECEIVED AND ACCEPTED:


$     30,000           for   30,000   Shares
 ---------------------     ----------

Date:       May 10, 1996
     -------------------------

TELEVAR NORTHWEST, INC.


By        /s/
  ---------------------------------
  Its     Chairman & CEO
     ------------------------------

Print Name    Charles D. DeJong
          -------------------------

                     APPENDIX: INVESTOR QUALIFICATIONS


I.   ACCREDITED INVESTOR.

     The Undersigned qualifies under the following category or categories of definitions of "accredited investor" (indicate each applicable category):

     A. The Undersigned is a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

                           (___) Yes     (___) No

     B. The Undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 ($200,000 for California residents) in each of those years and has a reasonable expectation of realizing the same income level in the current year.

                           (___) Yes     (___) No

     C. The Undersigned is a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934, as amended.

                           (___) Yes     (___) No

     D. The Undersigned is an insurance company, a registered securities broker or dealer, a licensed Small Business Investment Company, a registered investment company, a business development company as defined in
Section 2(a)(48) of the Investment Company Act of 1940 or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

                           (___) Yes     (___) No

     E. The Undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

                           (___) Yes    (___) No

     F. The Undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

                           (___) Yes     (___) No

     G. The Undersigned is a bank, savings and loan association or similar institution acting in its individual or fiduciary capacity, or an employee benefit plan with total assets in excess of $5,000,000.

                           (___) Yes     (___) No

     H. The Undersigned is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

                           (___) Yes     (___) No

     I. The Undersigned is an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in
Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

                           (___) Yes     (___) No

     J. The Undersigned is an entity in which all of the equity owners are accredited investors or individuals who are accredited investors (as defined above).

                           (___) Yes     (___) No

II.  INDIVIDUAL.

     (Please complete the following items A through C if the Investor is an individual.)

     A. Name of present employer:
                                 ----------------------------------------------

        Nature of employment:
                             --------------------------------------------------

        If self-employed, nature of business:
                                             ----------------------------------

        Period of Employment: _____ years

          Describe the nature of other business involvement or employment during the past 10 years:



          Name of companies of which you are or have been an officer, and office held:



          Additional experience in the financial aspects of business:



          Educational background (institutions attended, degrees):



          Please provide below any additional information you think may be helpful in determining that your knowledge in financial and business matters are sufficient to enable you to evaluate the merits and risks of this investment.






     B. The Undersigned and spouse have a combined net worth, (including the value of the Undersigned's principal residence valued at cost or based on an appraisal by a qualified appraiser, net of encumbrances) of:

          Less than $150,000        _______________
          $150,000 - $500,000       _______________
          $500,000 - $1,000,000     _______________
          Over $1,000,000           _______________

     C. Income of the Undersigned (excluding spouse's income):

                                     1.  Investor              2.  Spouse
                                         --------                  ------
                                                               (if Spouse is
                                                               subscribing)

Calendar year ended 12/31/95:       $_____________            $_____________
Calendar year ended 12/31/94:       $_____________            $_____________

Expected income from the
  calendar year ending
  12/31/96:                         $_____________            $_____________

Estimated percentage of
  income currently derived
  from sources other than
  salary:                               _____%                     ____%

III. BUSINESS ENTITY.

     (Please complete the following Items A through D if the Investor is a business entity).

     A.   Nature of Entity.

          The Undersigned is (check one):

           _____    a corporation

           _____    a partnership

     B.   Other Information.

          (1) State of incorporation or organization:

          (2) Federal Tax Identification No.:

          (3) The entity was formed more than six months prior to the date hereof, or is engaged in a regular business not solely related to the investment contemplated hereby.

                           (___) Yes     (___) No

          (4)  Net worth of entity:

               Less than $150,000        _______________
               $150,000 - $500,000       _______________
               $500,000 - $1,000,000     _______________
               Over $1,000,000           _______________

     C. Total number of equity owners of the business entity (e.g., all shareholders of a corporation or all partners in a partnership):

     D. Equity owners of corporations and partnerships:

          (1) All equity owners are individuals and each has a net worth in excess of $1,000,000 (calculated as specified in Item I.A.):

                           (___) Yes     (___) No

          (2) All equity owners are individuals and each had an individual income in excess of the amounts described in I.B. for 1995 and 1994 and expects the same level of income for 1996:

                           (___) Yes     (___) No

IV.  INDIVIDUALS AND BUSINESS ENTITIES

     A. Total assets owned by the Undersigned, represented by unmarketable investments:

                  (    )   Less than 10%
                  (    )   10% - 20%
                  (    )   20% - 50%
                  (    )   Over 50%

     The Undersigned has invested in unmarketable securities (check one):

                  (    )   often
                  (    )   more than once
                  (    )   once
                  (    )   never

     B. The Undersigned has been making investments for at least five years:

                           (___) Yes     (___) No

     C. The Undersigned has invested in marketable securities (check one):

                  (    )   often
                  (    )   occasionally
                  (    )   seldom
                  (    )   never

     D. The present or past investments of the Undersigned include (check one or more):

                  (    )   stocks
                  (    )   bonds

                  (    )   mutual funds
                  (    )   other (please specify)
                                                  -----------------------------
                           ----------------------------------------------------

     E. The Undersigned has attached additional or supplemental information which the Undersigned deems relevant in determining whether the investment is suitable for the Undersigned.

                           (___) Yes     (___) No

V.   SIGNATURES

     To the best of the Undersigned's knowledge and belief, the undersigned declares that the above information is complete, true and correct in all respects and the undersigned understands that the Company will rely on the accuracy of such information.

     EXECUTED this ___ day of _____________, 1996, at


--------------------, -----------------------------------------.
     (City)            (State or Province or Country (if other
                                than U.S. or Canada))


---------------------------
Name (Please Type or Print)

---------------------------             ------------------------------
Signature                               Signature of Spouse (if Spouse
                                        is subscribing)

---------------------------
Title of Signator (if
Subscriber is other than an
individual)